UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 28, 2017
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On March 30, 2017, Schweitzer-Mauduit International, Inc. (the “Company”) announced that it has named Jeffrey Kramer, PhD, as Chief Executive Officer of the Company, effective as of April 21, 2017 or another mutually agreeable date (the “Start Date”). From the Start Date through May 5, 2017 (the “Transition Date”), Dr. Kramer and Mr. Frédéric Villoutreix, the current Chairman and Chief Executive Officer of the Company, will serve as Co-Chief Executive Officers of the Company. Dr. Kramer will also be appointed to serve as a member of the Company’s Board of Directors (the “Board”) effective as of the Start Date. Commencing on the Transition Date, Dr. Kramer will transition from Co-Chief Executive Officer of the Company to sole Chief Executive Officer of the Company. Dr. Kramer, 57, has served as Vice President, Lubricants of Brenntag AG, a distributor of chemicals, since January 2016. From January 2013 through December 2015, Dr. Kramer served as President and Chief Executive Officer of J.A.M. Distributing Company, a distributor of high performance lubricants and fuels. Dr. Kramer previously held various senior positions at Air Products and Chemicals, Inc., an industrial gases company, including Vice President and Chief Technology Officer from June 2012 through December 2012 and Vice President and General Manager, Packaged Gases, from 2005 through June 2012.

In connection with his appointment as Chief Executive Officer, Dr. Kramer and the Company agreed to an offer letter concerning his employment (the “Offer Letter”), dated March 28, 2017. Pursuant to the Offer Letter, Dr. Kramer will receive an annual base salary of $650,000, with a sign-on bonus of $290,000, subject to certain contingencies, which Dr. Kramer will be required to repay on a pro-rata basis from the Start Date should he voluntarily terminate his employment with the Company or should he be terminated by the Company for cause, in either case, prior to the four-year anniversary of the Start Date. Within thirty (30) days of the Start Date, Dr. Kramer will receive a grant of 4,500 shares of restricted stock, 2,250 of which will vest on the one-year anniversary of the Start Date and 2,250 of which will vest on the four-year anniversary of the Start Date, subject to his continued employment with the Company through the applicable vesting date. The shares will immediately vest if Dr. Kramer’s employment with the Company ends for any reason other than a voluntary resignation with good reason or termination for cause.

Effective as of the Start Date, Dr. Kramer will be eligible to participate in the Company’s Annual Incentive Plan (“AIP”) as well as the Company’s 2015 Long-Term Incentive Plan (“LTIP”). His 2017 AIP payout opportunity will be equal to 100% of his base salary at the target level of performance, with a maximum payout opportunity equal to 200% of his base salary, prorated for 2017 based on the Start Date. His 2017 LTIP opportunity will be equal to 200% of his base salary at the target level of performance, with a maximum payout opportunity equal to 400% of his base salary, prorated based on the Start Date. Additionally, if Dr. Kramer experiences a qualifying termination of employment following a change in control, he will be eligible for benefits continuation and severance pay in an amount equal to three times his highest annual compensation (defined as base salary and AIP paid or payable for a calendar year) for any calendar year beginning with or within the three-year period terminating on the date of termination of his employment. For a qualifying termination of employment prior to a change in control, Dr. Kramer will be entitled to receive twenty-four (24) months of base salary and benefits continuation. Dr. Kramer will also receive relocation benefits in accordance with Company policy, subject to certain enhancements specified in the Offer Letter.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter itself, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Transition of Frédéric Villoutreix

On March 30, 2017, the Company also announced that Frédéric Villoutreix will depart from his position as Chief Executive Officer. In connection with his departure, the Company and Mr. Villoutreix entered into a Letter of Agreement (the “Letter of Agreement”), governing Mr. Villoutreix’s transition from his role as Chief Executive Officer, and a Consulting Agreement (the “Consulting Agreement”), governing Mr. Villoutreix’s ongoing consulting services following the Transition Date, each entered into on March 28, 2017. Pursuant to the Letter of Agreement, from the Start Date through the Transition Date, Mr. Villoutreix will serve as Co-Chief Executive Officer with Dr. Kramer and will remain a member of the Board. On the Transition Date, Mr. Villoutreix will resign from his positions as Co-Chief Executive Officer and a member of the Board and, from the Transition Date through February 28, 2018 or such other date on which he ceases providing services to the Company (the “Separation Date”), Mr. Villoutreix will serve as an independent contractor consultant to the Company pursuant to the Consulting Agreement. In the Consulting Agreement, Mr. Villoutreix has agreed to perform certain consulting services to facilitate the management transition, maintain ongoing external relationships on behalf of the Company, and provide such other similar services as requested by Dr. Kramer.

Under the Letter of Agreement, Mr. Villoutreix has agreed to comply with certain non-competition and non-solicitation obligations and other restrictive covenants during the time he is performing services for or on behalf of the Company pursuant to the Letter of Agreement or the Consulting Agreement. In addition, Mr. Villoutreix has agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the Letter of Agreement. As consideration under the Letter of Agreement and Consulting Agreement, the Company has agreed to provide Mr. Villoutreix compensation and benefits as follows: (i) through the Transition Date, an annualized base salary at the rate in effect for him as of the date of the Letter of Agreement; (ii) from the Transition Date through the Separation Date, $27,703 a month, pursuant to the Consulting Agreement; (iii) continuing eligibility for vesting of certain currently outstanding restricted shares through the Separation Date; (iv) a lump sum gross payment of $850,000, in consideration for the restrictive covenants contained in the Letter of Agreement; (v) a lump sum payment of an amount equal to the amount of the matching contributions that Mr. Villoutreix would have received under the Schweitzer-Mauduit International, Inc. Retirement Savings Plan for both pre- and post- tax contributions from the Transition Date through the Separation Date, subject to certain assumptions; and (vi) an additional sum equal in value to a pro rata portion of the AIP and annual equity awards under the LTIP, based on the period of time between January 1, 2017 and the Transition Date.

The foregoing summaries of the Letter of Agreement and the Consulting Agreement do not purport to be complete and are each qualified in their entirety by the full text of the Letter of Agreement and the Consulting Agreement, copies of which are filed hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and which are incorporated herein by reference.

The Company issued a press release announcing the foregoing events, which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.1	Offer Letter, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Jeffrey Kramer.

10.2	Letter of Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frédéric Villoutreix.

10.3	Consulting Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frédéric Villoutreix.

10.3.1	Non-disclosure Agreement (Exhibit A to the Consulting Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frederic Villoutreix).

99.1	Press release dated March 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Allison Aden
Allison Aden
Executive Vice President, Finance and
Chief Financial Officer

Dated: March 30, 2017

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________

10.1	Offer Letter, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Jeffrey Kramer.

10.2	Letter of Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frédéric Villoutreix.

10.3	Consulting Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frédéric Villoutreix.

10.3.1	Non-disclosure Agreement (Exhibit A to the Consulting Agreement, dated March 28, 2017, between Schweitzer-Mauduit International, Inc. and Frederic Villoutreix).

99.1	Press Release, dated March 30, 2017.